                                                                 Exhibit (h)(ix)

         ASSIGNMENT OF AND AMENDMENT #3 TO PARTICIPATION AGREEMENT AMONG

                       VARIABLE INSURANCE PRODUCTS FUND II

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                     SECURITY EQUITY LIFE INSURANCE COMPANY

         WHEREAS, SECURITY EQUITY LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND II (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION ("Fidelity") have previously entered into a Participation Agreement effective November 19, 1994, as amended on April 19, 1996 and April 22, 1997 (the "Agreement"); and

         WHEREAS, the Company has agreed to merge with and into Metropolitan Life Insurance Company, a New York corporation with its principal place of business at One Madison Avenue, New York, New York 10010 ("MetLife"); and

         WHEREAS, by operation of law as a result of the merger, MetLife will assume ownership of the assets in the Company's segregated asset accounts, identified in Schedules A-1 and A-2 to the Agreement (the "Accounts"), and will assume all of the Company's liabilities and obligations under the variable life insurance policies and variable annuity contracts issued by the Company and the Accounts; and

         WHEREAS, the Company desires to assign, and MetLife desires to assume, all of the Company's interests, rights and obligations under the Agreement; and

         WHEREAS, Section 12.9 of the Agreement provides generally that the Agreement may not be assigned without the prior written consent of the Company, the Fund and Fidelity; and

         WHEREAS, the parties wish to amend and restate Schedules A-1 and A-2 of the Agreement;

         NOW, THEREFORE, the parties hereto agree to the following:

         1. The Company, the Fund and Fidelity consent to the assignment to MetLife of all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         2. MetLife agrees to assume all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

         3. The Agreement is amended so that each reference to "Security Equity Life Insurance Company" or "the Company" is now a reference to MetLife.

         4. Schedules A-1 and A-2 are amended in their entirety, as attached hereto and incorporated herein.

         5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF we have set our hands as of the ______ day of _________, 2003.

SECURITY EQUITY LIFE INSURANCE COMPANY       METROPOLITAN LIFE INSURANCE COMPANY

By: __________________________________       By: _____________________________
Name:                                        Name:
Title:                                       Title:

VARIABLE INSURANCE PRODUCTS FUND II          FIDELITY DISTRIBUTORS CORPORATION

By: __________________________________       By: _____________________________
Name:                                        Name:
Title:                                       Title:

                                  Schedule A-1

                              Unregistered Accounts

---------------------------------------------------------------------------------------------
                                                                        DATE OF RESOLUTION OF
                                                                        COMPANY'S BOARD WHICH
 NAME OF ACCOUNT                            PORTFOLIO                    ESTABLISHED ACCOUNT
---------------------------------------------------------------------------------------------
Separate Account 8                    Investment Grade Bond               Effective as of
                                                                          December 15, 1994
---------------------------------------------------------------------------------------------
Separate Account 9                    Asset Manager                       Effective as of
                                                                          December 15, 1994
---------------------------------------------------------------------------------------------
Separate Account 10                   Index 500                           Effective as of
                                                                          December 15, 1994
---------------------------------------------------------------------------------------------
Separate Account 34                   Contrafund                          May 14, 1997
---------------------------------------------------------------------------------------------

                                  Schedule A-2

                               Registered Accounts

-------------------------------------------------------------------------------
                                                          DATE OF RESOLUTION OF
                                                          COMPANY'S BOARD WHICH
  NAME OF ACCOUNT                   PORTFOLIO              ESTABLISHED ACCOUNT
-------------------------------------------------------------------------------
Separate Account 13           Investment Grade Bond         December 30, 1994
-------------------------------------------------------------------------------
                              Asset Manager                 December 30, 1994
-------------------------------------------------------------------------------
                              Index 500                     December 30, 1994
-------------------------------------------------------------------------------
                              Contrafund                    May 21, 1998
-------------------------------------------------------------------------------

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

      This Amendment No. 2 is made as of April 22, 1997 to the Participation Agreement by and among Variable Insurance Products Fund II (the "Fund"), Fidelity Distributors Corporation (the "Underwriter"), and Security Equity Life Insurance Company (the "Company") dated as of November 19, 1994 (the "Agreement").

      WHEREAS, the parties desire to amend Schedule A of the Agreement by adding three segregated assets accounts which have been or will be established by the Company; and

      WHEREAS, the parties desire to update the list of options which are available for the investment of net amounts under the Contracts, as that term is defined in the Agreement:

      NOW, THEREFORE, the parties hereby agree to amend the Agreement as set forth herein.

I. Schedule A-1. The parties hereby agree to amend Schedule A-1 in its entirety, as set forth on Exhibit A attached hereto and incorporated herein.

II. Schedule B-3. The parties hereby agree to amend Schedule B-3 in its entirety, as set forth on Exhibit B attached hereto and incorporated herein.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.

VARIABLE INSURANCE PRODUCTS FUND II

-----------------------
         J. Gary Burkhead
         Senior Vice President

SECURITY EQUITY  LIFE  INSURANCE COMPANY


--------------------
         William C. Thater
         President

FIDELITY DISTRIBUTORS CORPORATION

-----------------------
         Paul J. Hondros
         President

                                  Schedule A-1

                              Unregistered Accounts

                                  DATE OF RESOLUTION OF COMPANY'S BOARD WHICH
                                  ESTABLISHED ACCOUNT

NAME OF ACCOUNT
Separate Account 8                Effective as of December 15, 1994
Separate Account 9                Effective as of December 15, 1994
Separate Account 10               Effective as of December 15, 1994
Separate Account 34               May 14, 1997

                                  Schedule B-3

Investment Options Currently Available Under Products Listed on Schedules B-1 and B-2

                    Wells Fargo Nikko Asset Allocation Fund
                    Wells Fargo Nikko U.S. Government Allocation Fund
                    GCG Trust Emerging Markets
                    GCG Trust Limited Maturity Bond Fund
                    GCG Trust Liquid Assets
                    General American Capital Company Money Market Fund
                    Tomorrow Funds Core Large Cap
                    Tomorrow Funds Core Small Cap
                    Russell Multi Style Equity Fund
                    Russell Aggressive Equity
                    Russell Non US Fund
                    Russell Core Bond Fund
           *        Offitbank Emerging Markets Fund
           *        Offitbank High Yield Fund
           *        Offitbank Investment Grade Global Debt Fund
           *        Offibank DJG Value Equity Fund
           *        Offibank US Small Cap Fund
           *        Offibank Total Return Fund
           *        GE Investments US Equity Portfolio
           *        JPM Series Trust International Equity Fund
           *        Trainer Wortham Balanced Portfolio
           *        Janus Balance Portfolio
           *        Janus Growth Portfolio
           *        Janus World Wide Growth
          **        Tremont
          ***       Evergreen VA Fund
          ***       Evergreen VA Foundation Fund
          ***       Evergreen VA Growth and Income Fund
         ****       Maverick Fund USA, Ltd.

----------

      * These funds are only available to purchasers of Contract Form # LCL1(G) 6000022.

      ** These funds are only available to purchasers of Contract Form # LCL1(G) 6000022 and Contract Form # LCL1(l) 6000022.

      ***   These funds are only available to purchasers of Contract Form #LCL2.

      ****  These funds are only available to purchasers of Contract Form #LCL1
            (I)


                                       B-3